UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 1, 2007
WINLAND ELECTRONICS, INC.
(Exact name of registrant as specified in its charter)
Minnesota
(State or Other Jurisdiction of Incorporation)

1-15637 (Commission File Number)	41-0992135 (IRS Employer Identification No.)
1950 Excel Drive
Mankato, Minnesota 56001
(Address of Principal Executive Offices) (Zip Code)
(507) 625-7231
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On June 1, 2007, Winland Electronics, Inc. increased its Board from four to five members and elected Thomas J. Goodmanson as an additional director. Mr. Goodmanson was also appointed to be a member of the Board’s Audit and Compensation Committees. Mr. Goodmanson will be compensated for his services on the Board according to the current Board compensation arrangements, which included a fully vested restricted stock grant of 5,500 shares of the Company’s Common Stock on the date of his election.
     Mr. Goodmanson currently serves as Chief Financial Officer of Gelco Information Network, Inc.
     Mr. Goodmanson was not elected pursuant to any arrangement or understanding between Mr. Goodmanson and any other person. There is not currently, nor has there been since the beginning of the Company’s last fiscal year, any transaction with the Company in which Mr. Goodmanson has or had a direct or indirect material interest.

Item 9.01	Financial Statements and Exhibits.
(a)	Financial statements: None.
(b)	Pro forma financial information: None.
(c)	Shell company transactions: None.
(d)	Exhibits: 99.1 Press release dated June 6, 2007

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: June 6, 2007

WINLAND ELECTRONICS, INC.
By	/s/ Lorin E. Krueger
Lorin E. Krueger
President and Chief Executive Officer

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
EXHIBIT INDEX TO FORM 8-K

Date of Report:	Commission File No.:
June 1, 2007	1-15637

WINLAND ELECTRONICS, INC.

EXHIBIT NO.	ITEM
99.1	Press release dated June 6, 2007

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